Exhibit 99
NATURAL HEALTH TRENDS CORP. NOTIFIED OF NON-COMPLIANCE WITH
NASDAQ INDEPENDENT DIRECTOR, AUDIT AND COMPENSATION COMMITTEE RULES
DALLAS, TX, November 19, 2007 — Natural Health Trends Corp. (NASDAQ: BHIP) today announced that, on November 13, 2007, Natural Health Trends Corp. (the “Company”) received a letter from The Nasdaq Stock Market (the “Nasdaq Letter”) stating that the Company is not in compliance with independent director, audit committee and compensation committee requirements for continued listing on The Nasdaq Stock Market under Marketplace Rules 4350(c)(1), 4350(d)(2) and 4350(c)(3), respectively. As previously disclosed, Anthony B. Martino resigned from the Company’s Board of Directors on October 19, 2007. Mr. Martino was the Chairman of the Audit Committee and a member of the Compensation Committee. The Nasdaq Letter provides the Company with a cure period in order to regain compliance until the earlier of the Company’s next annual shareholders’ meeting or October 19, 2008, or, if the Company’s next annual shareholders’ meeting is held before April 16, 2008, then the Company must evidence compliance by April 16, 2008. The Company intends to regain compliance within this cure period.
About Natural Health Trends Corp.
Natural Health Trends Corp. is an international direct-selling and e-commerce company operating through its subsidiaries in Asia, North America, Europe and Latin America. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website, and management encourages interested parties to register for updated corporate information via email on the Company’s home page, www.naturalhealthtrendscorp.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 16, 2007. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.
Contact:
Chris Sharng
President
Natural Health Trends Corp.
(972) 241-4080
SOURCE: Natural Health Trends Corp.